DUPLICATE

Lease No. 3179
1st Renewal

Canada Mining Regulations

MINING LEASE

THIS INDENTURE made in duplicate this......6th......day of ....July........, A.D. 2006.

BETWEEN

HER MAJESTY THE QUEEN in right of Canada, as represented herein by the Minister of the Department of Indian Affairs and Northern Development, hereinafter called "the Minister"

OF THE FIRST PART

AND

AVALON VENTURES LTD., a body corporate, incorporated under the laws of the Province of British Columbia, having its head office in the City of Toronto, Ontario, hereinafter called "the Lessee"

OF THE SECOND PART

WITNESSES THAT in consideration of the rental, royalty, covenants and agreements hereinafter reserved and contained and subject to the Canada Mining Regulations, as they may be amended, revised or substituted from time to time, hereinafter called "the Regulations", Her Majesty grants unto the Lessee for a term of twenty-one years commencing on the **22nd day of May, 2006**, exclusive licence to search for, win and take all minerals within the meaning of the Regulations in, upon or under the mineral claims described as follows:

> The whole of Lot 1000, Quad 085I02 in the Northwest Territories as shown on a plan of survey number 69408 in the Legal Surveys Division, Department of Natural Resources at Ottawa, said Lot being otherwise known as the mineral claims as shown on Schedule "A" attached hereto containing 2,321.00 acres (939.28 hectares), more or less.

YIELDING AND PAYING THEREFORE unto Her Majesty an annual rental of **$4,642.00**, (the receipt of the rent for the first year of the term being hereby acknowledged) and an annual royalty as provided by the Regulations.

The LESSEE covenants that it will comply with the provisions of the Regulations, and any amendments to the Regulations, or acts or regulations passed in substitution of the Regulations, and with all acts, orders or regulations that now or at any time in the future prescribe, relate to or affect the rights and obligations of the lessee.

If the Lessee fails to pay the rents reserved herein or any royalty prescribed by the Regulations, within the times stated therein, or observe or perform any covenant, term or condition herein contained, the Minister of Indian Affairs and Northern Development may give notice to the Lessee by registered mail addressed to its last known address on record with the Mining Recorder that if the default is not remedied within 60 days from the date of notice, the Lease may be terminated.

The Lessee will indemnify and save harmless Her Majesty against and from all actions, suits, proceedings, costs, charges, expenses, claims, demands, damages, matters and things whatsoever and by whomsoever made, sustained, brought or prosecuted, in any manner based upon, occasioned by or attributable to anything done, suffered or omitted by the Lessee, its servants or agents, in the exercise or purported exercise of the rights granted to it herein.

No remedy herein conferred upon or reserved to the Lessor is intended to be exclusive of any other remedy herein or by law provided, but such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now and thereafter existing at law or in equity.

THE PARTIES hereto agree that this indenture enures to the benefit of, and is binding upon, Her Majesty, Her Heirs and Successors, and the Lessee, its successors and assigns.

IN WITNESS whereof the Director, Mineral & Petroleum Resources, Northwest Territories, Department of Indian Affairs and Northern Development on behalf of the Minister has hereunto set his hand and seal and **Avalon Ventures Ltd.** has hereunto affixed its corporate seal attested to by its proper officers in that behalf.

Signed, Sealed and Delivered
in the Presence of

[signature]

[signature]
Director, Mineral & Petroleum Resources
Northwest Territories
Department of Indian Affairs
and Northern Development

Signed, Attested to and
Delivered by the

Donald S. Bubar
President & CEO
Print Name and Title of Officer

[signature]
Avalon Ventures Ltd.

(seal)

MARIE D. THORNE
CORPORATE SECRETARY
Print Name and Title of Officer

[signature]
Avalon Ventures Ltd.

Lease # 3179

Schedule A

Claim #	Claim Name	Claim #	Claim Name
A75299	THOR 3	B49266	THOR 26
A75300	THOR 4	B49267	THOR 27
B49245	THOR 5	B49268	THOR 28
B49246	THOR 6	B49269	THOR 29
B49247	THOR 7	B54601	NB 1
B49248	THOR 8	B54602	NB 2
B49249	THOR 9	B54603	NB 3
B49250	THOR 10	B54604	NB 4
B49251	THOR 11	B54605	NB 5
B49252	THOR 12	B54606	NB 6
B49253	THOR 13	B54613	NB 13
B49254	THOR 14	B54614	NB 14
B49255	THOR 15	B54615	NB 15
B49256	THOR 16	B54616	NB 16
B49257	THOR 17	B54617	NB 17
B49258	THOR 18	B54618	NB 18
B49259	THOR 19	B54619	NB 19
B49260	THOR 20	B54768	NB 168
B49261	THOR 21	B54773	DISA 1
B49262	THOR 22	B54774	DISA 2
B49263	THOR 23	B54775	DISA 3
B49264	THOR 24	B54776	DISA 4
B49265	THOR 25	B54777	DISA 5